EXHIBIT 5.1


                                   LAW OFFICES
            STEARNS WEAVER MILLER WEISSLER ALHADEFF & SITTERSON, P.A.
                                  MUSEUM TOWER
                             150 WEST FLAGLER STREET
                              MIAMI, FLORIDA 33130
                                   ----------
                  MIAMI (305) 789-3200 - BROWARD (954) 463-5440
                               FAX (305) 789-3395


                                January 15, 1998



Mr. Richard B. Salzman
Legal Affairs and General Counsel
Whitman Education Group, Inc.
4400 Biscayne Boulevard
Miami, Florida 33137

                  Re:      Whitman Education Group, Inc.
                           Amendment No.1 to Form S-8

Dear Mr. Salzman:

         As counsel to Whitman Education Group, Inc., a Florida corporation (the "Corporation"), we have examined the Articles of Incorporation and Bylaws of the Corporation, as well as such other documents and proceedings as we have considered necessary for the purposes of this opinion. We have also examined and are familiar with the (1) Corporation's Registration Statement on Form S-8 (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, on June 30, 1995, as amended on January 15, 1998, relating to 600,000 additional shares of the Corporation's common stock, no par value (the "Common Stock"), issuable by the Corporation pursuant to its 1992 Incentive Stock Option Plan (the "Plan"), and (2) the Prospectus (the "Prospectus") relating to the Registration Statement, providing, among other things, information concerning the Plan.

         In rendering this opinion, we have assumed, without independent investigation: (i) the authenticity of all documents submitted to us as originals; (ii) the conformity to original documents of all documents submitted to us as certified or photostatic copies and (iii) the genuineness of all signatures. In addition, as to questions of fact material to the opinions expressed herein, we have relied upon such certificates of public officials, corporate agents and officers of the Corporation and such other certificates as we deemed relevant.

Mr. Richard Salzman
January 15, 1998
Page 2


         Based upon the foregoing, and having regard to legal considerations which we deem relevant, we are of the opinion that following the issuance and delivery of the Common Stock by the Corporation under the Plan, against payment of adequate consideration therefor to the Corporation in accordance with the terms of the Plan and Prospectus, the Common Stock will be validly issued, fully paid and non-assessable.

                                         Very truly yours,

                                         /S/ STEARNS WEAVER MILLER WEISSLER
                                             ALHADEFF & SITTERSON, P.A.
                                         --------------------------------------
                                             STEARNS WEAVER MILLER WEISSLER
                                             ALHADEFF & SITTERSON, P.A.





























            STEARNS WEAVER MILLER WEISSLER ALHADEFF & SITTERSON, P.A.